Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 25, 2020, relating to the financial statements of Front Range Pipeline, LLC, appearing in Amendment No. 2 to the Annual Report on Form 10-K of DCP Midstream, LP for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

October 2, 2020